UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2017

Camber Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4040 Broadway, Suite 425, San Antonio, Texas 78209

(Address of principal executive offices)

(713) 528-1881

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01

Entry into a Material Definitive Agreement.

As described below in Item 2.01, which information is incorporated in this Item 1.01 by reference, on November 7, 2017, Camber Energy, Inc. (the “Company”, “we” and “us”), entered into and affected the transactions contemplated by the Sale Agreement.

Item 2.01

Completion of Acquisition or Disposition of Assets.

On November 9, 2017, the Company (through its subsidiary, Camber Permian LLC) and NFP Energy LLC (“NFP”), its joint venture partner, sold oil and gas properties totaling approximately 2,452 acres in Gaines County, Texas, to Fortuna Resources Permian, LLC (“Fortuna”), for $1,000 per acre or an aggregate of $2,206,718 payable to the Company (with $245,213 payable to NFP), pursuant to the terms of a letter agreement (the “Sale Agreement”) and an Assignment, Bill of Sale and Conveyance to Fortuna, both dated November 9, 2017 and effective November 1, 2017. This acreage, part of the Company’s “Jackrabbit” acreage, targeted the San Andres formation in the Permian Basin.  Additionally, the Company and NFP jointly terminated their venture.

With the proceeds from the sale, the Company paid the 1st lien holders including Alan Dreeben (a former director of the Company) and 2nd lien holder Vantage Fund, LLC (“Vantage”), thus reducing its liabilities by $1,518,924 and paid NFP $662,072 to terminate the joint venture agreement. The Company maintains a 90% ownership position in the remaining 1,100 acres in the area. The net proceeds from the sale to the Company totaled $25,914.

Item 7.01

Regulation FD Disclosure.

On November 13, 2017, the Company filed a corrected press release announcing the date for its 2018 Annual Meeting of Stockholders, January 3, 2018, and that any notice of business or nominations with respect to the 2018 Annual Meeting of Stockholders must be received by the Company at its principal executive offices at 4040 Broadway, Suite 425, San Antonio, Texas 78209, Attention: Corporate Secretary by no later than 5:00 p.m., Central Time, on November 22, 2017. A copy of the press release is attached herewith as Exhibit 99.1 and is incorporated by reference herein.

On November 15, 2017, the Company filed a press release disclosing the Sale Agreement and certain other matters, a copy of which is attached herewith as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Letter Agreement dated November 9, 2017, between Camber Permian LLC, NFP Energy LLC and Fortuna Resources Permian, LLC
10.2	Assignment, Bill of Sale and Conveyance to Fortuna Resources Permian, LLC dated November 9, 2017
99.1	Corrected Press Release dated November 13, 2017
99.2	Press Release dated November 15, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBER ENERGY, INC.

By: /s/ Bob Schleizer
Name:	Bob Schleizer
Title:	Chief Financial Officer

Date: November 15, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement dated November 9, 2017, between Camber Permian LLC, NFP Energy LLC and Fortuna Resources Permian, LLC
10.2	Assignment, Bill of Sale and Conveyance to Fortuna Resources Permian, LLC dated November 9, 2017
99.1	Corrected Press Release dated November 13, 2017
99.2	Press Release dated November 15, 2017